SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549





                             FORM 8-K
                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     December 28, 1999


              RAWLINGS SPORTING GOODS COMPANY, INC.
      (Exact name of Registrant as specified in its charter)


         Delaware               0-24450           43-1674348
(State or other jurisdiction (Commission File  (I.R.S. Employer
     of Incorporation            Number)      Identification No.)


1859 Intertech Drive, Fenton, Missouri              63026
 (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (314) 349-5000


  (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

          On December 28, 1999, the Company refinanced its long-term credit facility by entering into a five year term, $75,000,000 credit agreement with a new lender. The credit facility is asset-based and is supported by the Company's receivables, inventory and property, plant and equipment. The proceeds from this new facility were used to pay-off the existing credit facility.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: None

     (b)  PRO FORMA FINANCIAL INFORMATION: None

     (c)  EXHIBITS:

          10 Credit Agreement, dated as of December 28, 1999, by and among the Company as Borrower, certain other credit parties named therein, and certain
               Lenders signatory thereto.

          23   Consent of Arthur Andersen LLP.

          27   Financial Data Schedule.

          99 Report of Arthur Andersen and accompanying consolidated balance sheets of the Company and its subsidiaries as of August 31, 1999 and 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended August 31, 1999.
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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

                              RAWLINGS SPORTING GOODS
                              COMPANY, INC.

Date: December 30, 1999       By:  /s/ Michael L. Luetkemeyer
                                   Michael L. Luetkemeyer
                                   Chief Financial Officer
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                         EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION                                         PAGE

  10 Credit Agreement, dated as of December 28, 1999, by and among the Company as Borrower, certain other credit parties named therein, and certain Lenders signatory thereto.

  23            Consent of Arthur Andersen LLP.

  27            Financial Data Schedule.

  99 Report of Arthur Andersen and accompanying consolidated balance sheets of the Company and its subsidiaries as of August 31, 1999 and 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended August 31, 1999.